Exhibit 5.1

+1 212 230 8800 (t)

+1 212 230 8888 (f)

wilmerhale.com

October 10, 2014

PTC Therapeutics, Inc.

100 Corporate Court

South Plainfield, New Jersey 07080

Re:              PTC Therapeutics, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-197922) (the “Registration Statement”) filed by PTC Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate initial offering price, as set forth in the Registration Statement and the prospectus contained therein; and (ii) the prospectus supplement, dated October 9, 2014 (the “Prospectus Supplement”) relating to the issuance and sale pursuant to the Registration Statement of up to 3,450,000 shares of Common Stock (the “Shares”) (including 450,000 shares of Common Stock issuable by the Company upon exercise of an option to purchase additional shares granted by the Company).

The Shares are to be issued and sold by the Company pursuant to the underwriting agreement, dated as of October 9, 2014 (the “Underwriting Agreement”), among the Company and the several Underwriters named in Schedule I to the Underwriting Agreement for whom Credit Suisse Securities (USA) LLC and Citibank Global Markets Inc. are acting as representatives, the form of which is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares pursuant to the Underwriting Agreement.  We have examined a signed copy of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission.  We have also examined and relied upon the Underwriting Agreement, records of meetings of the Board of Directors of the Company, including committees thereof, and the stockholders of the Company as provided to us by the Company, the Restated Certificate of

Incorporation and the Amended and Restated By-Laws of the Company, certificates of representatives of the Company and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the completeness and accuracy of the corporate minute books of the Company provided to us by the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issue and sale of the Shares and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Brian A. Johnson
Brian A. Johnson, a Partner